As filed with the Securities and Exchange Commission on April 14, 2011
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ARCOS DORADOS HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)
British Virgin Islands	5812	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	Roque Saenz Peña 432 B1636FFB Olivos, Buenos Aires, Argentina (011-54-11) 4711-2000
(Address of Principal Executive Offices)

Arcos Dorados Holdings Inc. Equity Incentive Plan (Full Titles of the Plans)

National Registered Agents, Inc. 875 Avenue of the Americas, Suite 501 New York, NY 10001
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:
Andrés V. Gil Maurice Blanco Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Phone: (212) 450-4000 Fax: (212) 701-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A shares, no par value	5,238,235	$17.00	$89,049,995	$10,338.71

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers class A shares, no par value (“class A shares”) of Arcos Dorados Holdings Inc. (the “Company” or the “Registrant”) issuable pursuant to the Equity Incentive Plan (the “Plan”), and any additional class A shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Computed pursuant to Rule 457(h) of the Securities Act, solely for purposes of computing the registration fee, based on the initial public offering price indicated on the cover page of the Registrant’s Prospectus filed pursuant to Rule 424(b) of the Securities Act, Registration File No. 333-173063.

(3)	Rounded up to the nearest penny.

PART I

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions.  The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Arcos Dorados Holdings Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)      The Company’s latest prospectus filed with the Commission on Form F-1, as subsequently amended, and the Company's prospectus filed pursuant to Securities Act Rule 424(b) (Securities Act Registration No. 333-173063); and

(b)      The description of the Company’s capital stock which is contained in the Company’s Exchange Act Registration Statement on Form 8-A dated April 7, 2011, (Exchange Act File No. 001-35129) including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under British Virgin Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent director would exercise in comparable circumstances.  Our memorandum and articles of association provide that, to the fullest extent permitted by British Virgin Islands law or any other applicable laws, our directors will not be personally liable to us or our shareholders for any acts or omissions in the performance of their fiduciary duties.  Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.  These provisions will not limit the liability of directors under United States federal securities laws.

Our memorandum and articles of association provide that we shall indemnify any of our directors or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits.  We may pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings.  If a person to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors, officers, employees, agents or liquidators against any liability asserted against them and incurred by them in that capacity, whether or not we have or would have had the power to indemnify them against the liability as provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1
Memorandum of Association and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1, filed with the Commission on March 25, 2011 (Commission File No. 333-173063))

5.1	Opinion of Maples and Calder

23.1	Consent of Pistrelli, Henry Martin y Asociados S.R.L.

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature pages hereto)

99.1	Arcos Dorados Holdings Inc. Equity Incentive Plan

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Arcos Dorados Holdings Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on the 14 day of April 2011.

Arcos Dorados Holdings Inc.

By:	/s/ Woods Staton
	Name:	Woods Staton
	Title:	Chairman and Chief Executive Officer

By:	/s/ German Lemonnier
	Name:	German Lemonnier
	Title:	Chief Financial Officer

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Woods Staton, German Lemonnier and Juan David Bastidas as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Arcos Dorados Holdings Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Woods Staton	Chairman and Chief Executive Officer (principal executive officer)	April 14, 2011
Woods Staton

/s/ German Lemonnier	Director and Chief Financial Officer (principal financial officer and principal accounting officer)	April 14, 2011
German Lemonnier

/s/ Sergio Alonso	Director	April 14, 2011
Sergio Alonso

Signature	Title	Date

/s/ Annette Franqui	Director	April 14, 2011
Annette Franqui

/s/ Carlos Hernández-Artigas	Director	April 14, 2011
Carlos Hernández-Artigas

/s/ Michael Chu	Director	April 14, 2011
Michael Chu

/s/ Donald J. Puglisi	Authorized Representative in the United States	April 14, 2011
Donald J. Puglisi

EXHIBIT INDEX

Exhibit Number
4.1
Memorandum of Association and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Securities Act Registration Statement on Form F-1, filed with the Commission on March 25, 2011 (Commission File No. 333-173063))

5.1	Opinion of Maples and Calder

23.1	Consent of Pistrelli, Henry Martin y Asociados S.R.L.

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature pages hereto)

99.1	Arcos Dorados Holdings Inc. Equity Incentive Plan